Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Bud Ingalls
Chief Financial Officer
(404) 842-2600
Katherine Morgenstern
Director of Public Relations
(404) 842-2600
PREMIER EXHIBITIONS, INC.
ANNOUNCES RESTRUCTURING ACTIONS

     ATLANTA, GA — August 22, 2008 — Arnie Geller, Chairman and CEO of Premier Exhibitions, Inc. (NASDAQ: PRXI), today announced several changes in the Company’s management and operating structure. Bruce Eskowitz, who served as the Company’s President and CEO and as a Director and Brian Wainger, who served as the Company’s Vice President, Chief Legal Counsel and Corporate Secretary, have provided their resignations from the Company. Mr. Wainger will continue to provide certain services to the Company pursuant to a consulting agreement. In connection with their resignations to the Company, the Company entered into Separation Agreements with each Mr. Eskowitz and Mr. Wainger which included appropriate releases and indemnifications. In addition, James S. Yaffe and Jonathan F. Miller have provided their resignations as members of the Board of Directors.
     Mr. Geller also announced that Mr. Harold “Bud” Ingalls was elected to the Board of Directors of the Company. Mr. Ingalls has served as the Company’s Chief Financial Officer since joining the Company in February of this year.
     As a result of these changes, the Company expects to reverse stock compensation charges previously recorded in connection with certain equity awards to these individuals. This one-time reversal is expected to be approximately $3.8 million on a pre-tax basis and will positively impact the Company’s second quarter results. In addition, the Company will not record any further stock compensation costs related to these awards, resulting in ongoing savings of approximately $4.1 million on an annual basis during the vesting period of these equity awards. These resignations will also reduce ongoing salary compensation costs by approximately $1.1 million on an annual basis. In a separate decision, the Company has decided to restructure its marketing program and plans to outsource much of its marketing efforts. This is expected to reduce ongoing costs by approximately an additional $0.8 million per year.
     The Company does expect to record additional costs related to severance and termination costs for this restructuring of approximately $2.8 million in its second quarter results. All severance payments will be paid out over the term of the respective severance agreements.

     “This is a significant action for the Company that will lower our ongoing cost structure while maintaining our commitment to increase shareholder value. We are continuing to review the Company’s business operations and organizational structure to identify additional opportunities to reduce costs and increase operating results. The Board intends to nominate a slate of Directors for election at our 2008 annual meeting of shareholders, which will take place this fall,” said Arnie Geller, the Company’s Chairman and CEO.
          Premier Exhibitions, Inc. (NASDAQ: PRXI) is located in Atlanta, GA and is a major provider of museum quality exhibitions throughout the world. Premier Exhibitions is a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company’s exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues.
Forward-Looking Statements
          Certain of the statements contained in this press release contain forward- looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 titled “Risk Factors,” may affect Premier Exhibitions’ future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
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